United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  December 14, 2010

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2010, Lannett Company, Inc., a Delaware corporation (the “Company”) and William Farber, the Chairman of the Company’s Board of Directors since August 1991 (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. and Roth Capital Partners, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten registered public offering of an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), of which 2,500,000 shares are to be issued and sold by the Company and 2,500,000 shares are to be sold by the Selling Stockholder, at a public offering price of $5.00 per share.  The net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $11,444,000, and the net proceeds to the Selling Stockholder from the sale of the Shares to be sold by such Selling Stockholder are expected to be approximately $11,718,750, after deducting underwriting discounts and commissions of 6.25%, or $0.3125 per share, and after deducting other estimated offering expenses payable by the Company and assuming no exercise by the Underwriters of their 30-day option to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments, if any, which the Company has granted the Underwriters under the terms of the Underwriting Agreement. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholder.  The offering is expected to close on or about December 17, 2010, subject to customary closing conditions.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

The Shares being offered were registered by the Company under  a “shelf” registration statement on Form S-3, Registration Number 333-162318, filed on October 2, 2009, subsequently amended on October 22, 2009 and November 6, 2009, and declared effective on November 20, 2009 and pursuant to the prospectus supplement and the accompanying prospectus describing the terms of the offering, dated December 14, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Item 9.01  Financial Statements and Exhibits.

(d)                                              Exhibits

1.1                                              Underwriting Agreement, dated December 14, 2010, by and among the Company, the Selling Stockholder, and Oppenheimer & Co. Inc. and Roth Capital Partners, LLC, as representatives of the several underwriters named therein

5.1                                              Opinion of Fox Rothschild LLP dated December 14, 2010

23.1                                        Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1                                        December 14, 2010 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.

(Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer

Dated: December 15, 2010

EXHIBIT INDEX

Exhibit:	Description

1.1

Underwriting Agreement, dated December 14, 2010, by and among the Company, the Selling Stockholder, and Oppenheimer & Co. Inc. and Roth Capital Partners, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Fox Rothschild LLP dated December 14, 2010

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	December 14, 2010 Press Release